Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of GMO Trust of our reports dated April 25, 2024, relating to the financial statements and financial highlights which appear in GMO Alternative Allocation Fund, GMO Asset Allocation Bond Fund, GMO Benchmark-Free Allocation Fund, GMO Benchmark-Free Fund, GMO Climate Change Fund, GMO Emerging Country Debt Fund, GMO Emerging Markets ex-China Fund, GMO Emerging Markets Fund, GMO Global Asset Allocation Fund, GMO Global Developed Equity Allocation Fund, GMO Global Equity Allocation Fund, GMO High Yield Fund, GMO Implementation Fund, GMO International Developed Equity Allocation Fund, GMO International Equity Allocation Fund, GMO International Equity Fund, GMO International Opportunistic Value Fund, GMO Multi-Sector Fixed Income Fund, GMO Opportunistic Income Fund, GMO Quality Cyclicals Fund, GMO Quality Fund, GMO Resource Transition Fund, GMO Resources Fund, GMO Small Cap Quality Fund, GMO Strategic Opportunities Allocation Fund, GMO U.S. Equity Fund, GMO U.S. Opportunistic Value Fund, GMO U.S. Small Cap Value Fund, GMO U.S. Treasury Fund, and GMO-Usonian Japan Value Creation Fund’s Annual Reports on Form N-CSR for the year ended February 29, 2024. We also consent to the references to us under the headings “Financial Highlights” and “Investment Advisory and Other Services—Independent Registered Public Accounting Firm” in such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts

June 28, 2024

PricewaterhouseCoopers LLP, 101 Seaport Blvd, Boston, MA 02210

T: (617) 530-5000, www.pwc.com/us